SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 4, 2007

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

9350 South 150 East, Suite 700, Sandy, Utah	84070
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:   (801) 553-6600

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities
Item 5.03	Amendment to Articles of Incorporation or Bylaws

Exchange of Series M Preferred Stock for Series L Preferred Stock (Items 1.01, 3.02, and 5.03)

On April 4, 2007, Fonix Corporation (the “Company”) entered into a Series M 9% Convertible Preferred Stock Exchange Agreement (the “Exchange Agreement”) with Sovereign Partners, LP (“Sovereign”). Pursuant to the Exchange Agreement, Sovereign exchanged 150 shares of the Company’s Series L Preferred Stock for 150 shares of the Company’s Series M 9% Convertible Preferred Stock (the “Series M Preferred Stock”).

The Series M Preferred Stock entitles Sovereign or its assignees to receive dividends in an amount equal to 9% of the then-outstanding balance of shares of Series M Preferred Stock. The dividends are payable in cash or shares of the Company’s Class A common stock, at the Company’s option.

The Series M Preferred Stock may be converted into common stock of the Company at the option of the holder by using a conversion price which shall be the lower of (A) 80% of the average of the two (2) lowest closing bid prices for the twenty-day trading period prior to the conversion date, or (B) $0.004.

Redemption of the Series M Preferred Stock, whether at our option or that of Sovereign, requires us to pay, as a redemption price, the stated value of the outstanding shares of Series M Preferred Stock to be redeemed, together with any accrued but unissued dividends thereon, multiplied by one hundred ten percent (110%).

Because the shares of Series M were issued in exchange for the outstanding shares of Series L Preferred Stock, we did not receive any proceeds in connection with the issuance of the Series M Preferred Stock.

In connection with the issuance of the Series M Preferred Stock, the Company filed with the State of Delaware a Certificate of Designation and Series M 9% Convertible Stock Terms (the “Series M Terms”), which become a part of the Company’s Certificate of Incorporation, as amended.

Under the Exchange Agreement and the Series M Terms, Sovereign or its assignees may convert shares of Series M Preferred Stock into shares of our common stock. The Company’s issuances of shares of common stock upon any conversion of the Series M Preferred Stock will be made without registration under the securities Act of 1933 (the “1933 Act”) in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Fonix Speech, Inc., Preferred Stock Transaction (Items 1.01 and 3.02)

Also on April 4, 2007, the Company entered into a Securities Purchase Agreement (the “FSI Agreement”) by and among the Company, Fonix Speech, Inc. (“FSI”), and Sovereign Partners, LP (“Sovereign”). FSI is a wholly owned subsidiary of the Company.

Pursuant to the FSI Agreement, FSI sold 125 shares of its Series B 9% Convertible Preferred Stock (the “FSI Preferred Stock”), at a per share price of $10,000, to Sovereign. The gross proceeds to FSI were $1,250,000.

The shares of FSI Preferred Stock are convertible into shares of the Company’s Class A common stock. The FSI Preferred Stock may be converted into common stock of the Company at the option of the holder by using a conversion price which shall be the lower of (A) 80% of the average of the two (2) lowest closing bid prices for the twenty-day trading period prior to the conversion date, or (B) $0.004.

In connection with the FSI Agreement, FSI filed with the State of Delaware a Certificate of Designation and Series B 9% Convertible Stock Terms (the “Series M Terms”), which become a part of FSI’s Certificate of Incorporation, as amended.

The Company’s issuances of shares of common stock upon any conversion of the FSI Series B Preferred Stock will be made without registration under the securities Act of 1933 (the “1933 Act”) in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Designation for Fonix Corporation Series M 9% Convertible Preferred Stock.

99.1	Exchange Agreement between the Company and Sovereign Partners, LP, dated as of April 4, 2007.

99.2	Securities Purchase Agreement by and among the Company, Fonix Speech, Inc., and Sovereign Partners, LP, dated as of April 4.

99.3	Fonix Speech, Inc., Certificate of Designation for Fonix Speech, Inc., Series B 9% Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: April 5, 2007

	By:	/s/ Roger D. Dudley
Roger D. Dudley
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)